UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2023

Bath & Body Works, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction

of incorporation)

1-8344	31-1029810
(Commission File Number)	(IRS Employer Identification No.)

Three Limited Parkway Columbus, OH	43230
(Address of principal executive offices)	(Zip Code)

(614) 415-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 Par Value	BBWI	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 25, 2023, Bath & Body Works, Inc. (the “Company”) announced that the Board of Directors of the Company appointed Eva C. Boratto as the Chief Financial Officer of the Company effective as of August 1, 2023. As previously disclosed, Wendy C. Arlin will cease serving as Chief Financial Officer effective as of July 29, 2023.

Ms. Boratto, age 56, most recently served as Chief Financial Officer of Opentrons Labworks Inc. (“Opentrons”), a privately held life sciences company. Prior to joining Opentrons in 2022, Ms. Boratto served as Executive Vice President and Chief Financial Officer of CVS Health Corporation (“CVS Health”), a leading health solutions company with more than 300,000 employees and over 9,000 retail locations, from November 2018 to May 2021, as Executive Vice President, Controller and Chief Accounting Officer of CVS Health from March 2017 to November 2018, as Senior Vice President, Controller and Chief Accounting Officer of CVS Health from July 2013 to February 2017, and as Senior Vice President and Chief Financial Officer of CVS Health’s Pharmacy Services Segment (Caremark) from 2010 to 2013. Prior to her 11-year tenure at CVS Health, Ms. Boratto spent 20 years at Merck & Co., Inc. (“Merck”) in roles with increasing responsibility, including Vice President, U.S. Market Finance Leader, where she had financial oversight of Merck’s $15 billion U.S. pharmaceutical business. She earned a Master of Business Administration from Drexel University and a Bachelor of Science in Accounting and Economics from Rutgers University.

In connection with her appointment, the Company and Ms. Boratto entered into an offer letter (the “Offer Letter”), pursuant to which Ms. Boratto will be eligible for the following compensation and benefits while employed as Chief Financial Officer: (i) an annual base salary of $850,000, (ii) a target annual cash incentive opportunity under the Company’s incentive compensation program equal to 120% of her annual base salary (with the 2023 incentive compensation award for the fall season to be prorated based on her period of service with the Company), (iii) eligibility to participate in the Company’s 2020 Stock Option and Performance Incentive Plan, with an initial annual target equity incentive award opportunity having a grant date fair value of $2.75 million, (iv) eligibility to participate in the Company’s health, welfare and retirement benefit programs as in effect from time to time, (v) relocation assistance in accordance with Company policy, (vi) a travel and lodging stipend in the amount of $130,000 per year (pro-rated for any partial periods), with eligibility commencing on her start date and ending on the date of her permanent relocation to Columbus, Ohio, which is required to occur no later than June 30, 2025, (vii) a one-time, sign-on award of restricted stock units with a grant date fair value of $2.0 million (the “Sign-On RSUs”), vesting 30% on each of the first and second anniversaries of the grant date and 40% on the third anniversary of the grant date, based on her continued employment with the Company and (viii) a one-time cash sign-on bonus in the aggregate amount of $1,000,000, 50% of which is payable within 30 days of her start date and the remaining 50% of which is payable within 30 days of the first anniversary of her start date (subject to repayment to the Company upon certain terminations of employment prior to the first and second anniversaries of her start date, respectively). As a condition to her employment, Ms. Boratto will be party to a Confidentiality, Non-Competition and Intellectual Property Agreement, which will restrict her from disclosing the Company’s confidential information and soliciting the Company’s employees and customers and competing with the Company while employed and during the twelve months thereafter.

In connection with her appointment, Ms. Boratto and the Company will also enter into an executive severance agreement, which is substantially similar to those entered into between the Company and its other executive officers (the “Severance Agreement”). Under the Severance Agreement, in the event of a termination of Ms. Boratto’s employment by the Company without “cause” or by her for “good reason”, in each case other than during the three-month period prior to, and the 24-month period following, a “change in control” of the Company, she will be entitled to receive (i) continued payment of annual base salary for two years following the termination date, (ii) an amount equal to two years of COBRA premiums, (iii) the incentive compensation award for the season in which the termination date occurs, prorated based on the number of days employed during such season and determined based on actual performance, (iv) the incentive compensation she would have received if she had remained employed by the Company for two years following the termination date, determined based on actual performance, (v) accelerated vesting of a pro rata portion of the unvested equity awards held by her that vest solely upon the time-based vesting conditions (including the Sign-On RSUs) and (vi) continued vesting of a pro rata portion of the unvested equity awards held by her that vest based on performance-based vesting conditions, which will remain subject to the existing performance metrics. In the event such termination of employment occurs during the three-month period prior to, or during the 24-month period following, a “change in control” of the Company, then Ms. Boratto will be entitled to receive (a) the amounts described in clause (i) (with such amounts paid in a lump sum if the termination of employment occurs on or after a change in control) and clause (ii) above, (b) a payment equal to the sum of the incentive compensation payouts that she received for the four completed seasons prior to the termination date, (c) her incentive compensation award for the season in which the termination date occurs, prorated based on the number of days employed during such season and determined by reference to the average of the incentive compensation payouts she received for the four completed seasons prior to the termination date, and (d) accelerated vesting of any outstanding unvested equity awards held by her (including the Sign-On RSUs), with performance goals deemed to be achieved at target levels if less than one-third of the applicable performance period has lapsed, otherwise performance goals will be deemed achieved at maximum levels. The above severance payments and benefits are subject to Ms. Boratto’s execution and non-revocation of a release of claims.

The preceding descriptions of the Offer Letter and Severance Agreement are only a summary and are qualified in their entirety by the full text of the Offer Letter and the Severance Agreement, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending July 29, 2023.

There are no arrangements or understandings between Ms. Boratto and any other persons pursuant to which she was elected as an officer of the Company, and Ms. Boratto is not related to any director or executive officer of the Company or other person nominated or chosen by the Company to become a director or executive officer of the Company. Additionally, there have been no transactions involving Ms. Boratto that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

On July 25, 2023, the Company issued a press release announcing the foregoing update. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 and Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Bath & Body Works, Inc., dated July 25, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BATH & BODY WORKS, INC.

Date: July 25, 2023	By:	/s/ Michael C. Wu
	Name:	Michael C. Wu
	Title:	Chief Legal Officer and Corporate Secretary